Exhibit 99.1

Capstone Green Energy Announces Financial Results for First Quarter of Fiscal 2026 Ended June 30, 2025

Strong Financial Momentum with Five Straight Quarters of Positive Adjusted EBITDA

Delivering on Strategic Pillars: Q1 Results Demonstrate Power of Focused Execution

Earnings Conference Call Scheduled for August 15, 2025

LOS ANGELES, CA / BUSINESS WIRE / August 8, 2025 / Capstone Green Energy Holdings, Inc. (the "Company” or “Capstone”) (OTCID: CGEH), the public successor to Capstone Green Energy Corporation, announced its financial results for the first quarter of fiscal year 2026, ended June 30, 2025. The Company continues to focus on driving its Three Pillar strategy: (1) financial health, (2) sustainable excellence, and (3) revitalizing culture and talent. These Three Pillars are intended to drive behavioral changes in our culture, generating results that lead to strong and sustainable financial performance.

Revenue for the first quarter of fiscal year 2026 was $27.9 million, compared to revenue for the first quarter of fiscal year 2025 of $15.6 million. The first quarter revenue improved by $12.3 million year-over-year, driven by higher demand in our products and accessories category as well as improved rental utilization rates within the company's Energy as a Service (EaaS) revenue stream.

First Quarter Fiscal 2026 Highlights:

●	Gross profit for the first quarter of 2026 was $7.6 million, which was $3.8 million higher than the $3.8 million gross profit for the first quarter of fiscal 2025. Further, gross margin was 27%, which was an improvement of 3 percentage points over the 24% gross margin for the first quarter of fiscal 2025. The $3.8 million gross profit increase was driven by higher product pricing and product mix, as well as higher rental pricing and rental fleet utilization. Gross margin improvement was primarily driven by product price realization, along with our DFMA cost-out initiatives implemented throughout Fiscal Year 2025.
●	The Company delivered a net loss of $0.7 million for the first quarter of fiscal 2026, compared to a net loss of $3.9 million for the first quarter of fiscal 2025, primarily due to the $3.8 million higher gross profit and $1.5 million reduction in non-recurring professional expenses in the first quarter of fiscal 2026.
●	Adjusted EBITDA for the first quarter of fiscal 2026 was $2.7 million versus $0.7 million for the first quarter of fiscal 2025, with the $2.0 million improvement primarily due to improved gross margin offset by a slight increase in operating expenses.
●	Total cash as of June 30, 2025, was $6.6 million, a decrease of $2.0 million from March 31, 2025, primarily due to increased use of working capital in accounts receivable and deferred revenue, partially offset by the source of working capital from accounts payable.
●	Net cash used by operating activities was $1.6 million for the three months ended June 30, 2026, vs. $2.1 million provided by operating activities for the three months ended June 30, 2025. The $3.7 million change was mainly a result of the higher sales and increased accounts receivable, the timing of deferred revenue recognition, the change in accounts payable, and Factory Protection Plan liability.
●	The Company continues to remain compliant with its financial covenants.

“Capstone’s resilience and the continued dedication to excellence has delivered the fifth straight quarter of positive Adjusted EBITDA on improved product and rental revenues. The effects of the prior price increase and the design for manufacturing and assembly (DFMA) cost-out programs delivered gross profit and gross margin increases over the first quarter of Fiscal Year 2025,” said John Juric, Chief Financial Officer of Capstone. “The Company’s improving financial health and the resurgence of customers’ confidence with Capstone is providing an opportunity for increased participation in the evolving data center and microgrid segments.”

“The foundational strides we’ve made in our business uniquely position us on the global stage, just as the surge in distributed generation and microgrid growth gains momentum,” said Vince Canino, President and CEO of Capstone. “As we continue our journey to become the premier provider of distributed generation and microgrid solutions, delivering fuel flexibility, operational resilience, and low emissions, we remain steadfast in our commitment to reducing the world’s carbon footprint in a sustainable and responsible way.”

Canino continued, “Our consistent delivery of strong financial performance over the last five quarters, even amid the dynamic conditions of the past six months, is a clear testament to the strength of our Three-Pillar Strategy and our culture of accountable execution. It has become a true bellwether for the future of our business.”

Earnings Conference Call Webcast

The Company will hold its First Quarter Fiscal Year 2026 financial results conference call and webcast on Friday, August 15, at 9:00 am Pacific Time

Participant (Listen Only) Dial-In Numbers:

Domestic Callers: (888) 506-0062

International Callers: (973) 528-0011

Participant Access Code: 786967

Access By Webcast

The call will be simultaneously webcast over the Internet via the “Investor Relations” section of Capstone’s website or by using this direct link:

https://www.webcaster4.com/Webcast/Page/2106/52838

At the end of the webcast, management will answer questions that have been submitted by the audience.

A webcast replay of the call will be archived on the Company’s website for 90 days.

About Capstone Green Energy

For almost four decades, Capstone Green Energy has been at the forefront of clean technology using microturbines, revolutionizing how businesses manage their energy supply on a sustainable basis. In partnership with our worldwide team of dedicated distributors, we have shipped over 10,600 units to 88 countries, lowering our clients’ carbon footprint with highly efficient on-site energy systems and microgrid solutions.

Today, our commitment to a cleaner future is unwavering. We offer customers a range of microturbine products ranging from 65 kilowatts to multiple megawatts for commercial, industrial, and utility-scale spaces uniquely tailored to their specific needs. Capstone's solutions portfolio not only showcases our core clean technology microturbines but also includes flexible Energy-as-a-Service (EaaS) offerings, including build, own, and operate models, as well as rental services.

Capstone’s fast, turnkey power rental solutions are intended to address customers with limited capital or short-term needs; for more information, contact rentals@CGRNenergy.com.

In our pursuit of cutting-edge solutions, we've forged strategic partnerships to extend our impact. Through these collaborations, we proudly offer solutions that utilize renewable gas products and heat recovery solutions. These solutions greatly enhance the sustainability and efficiency of our clients' operations while contributing to a cleaner and more responsible sustainable energy landscape.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements related to future profitability and the growth of the business. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s liquidity position and ability to access capital; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate the material weakness in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing and the new subsidiary limited liability company agreement; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies; employee attrition and the Company’s ability to retain senior management and other key personnel following the restructuring; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; including the impacts of any changes in tariff policies; the impact of litigation and regulatory proceedings; the potential material adverse effect on the price of the Company’s common stock and stockholder lawsuits. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Financial Tables to Follow

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	June 30,	March 31,
Assets	2025	2025
Current Assets:
Cash	$6,628	$8,671
Accounts receivable, net of allowances of $827 at June 30, 2025 and $607 at March 31, 2025	10,706	7,037
Inventories	16,583	16,615
Lease receivable, current	117	113
Prepaid expenses and other current assets	3,488	3,653
Total current assets	37,522	36,089
Property, plant, equipment and rental assets, net	18,715	19,362
Finance lease right-of-use assets	4,030	3,787
Operating lease right-of-use assets	5,741	8,282
Non-current portion of inventories	3,077	3,464
Lease receivable, non-current	1,146	1,175
Other assets	2,530	2,705
Total assets	$72,761	$74,864
Liabilities, Temporary Equity and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$15,159	$14,092
Accrued expenses	1,640	1,447
Accrued salaries and wages	3,410	2,838
Accrued warranty reserve	1,134	1,070
Deferred revenue	10,159	13,351
Finance lease liability, current	2,896	2,017
Operating lease liability, current	2,441	3,539
Factory protection plan liability	6,878	6,256
Exit new money notes, net of discount, current	8,100	7,968
Total current liabilities	51,817	52,578
Deferred revenue, non-current	568	598
Finance lease liability, non-current	448	248
Operating lease liability, non-current	3,519	4,988
Exit new money notes, net of discount, non-current	24,597	24,213
Total liabilities	80,949	82,625
Commitments and contingencies
Temporary equity:
Redeemable noncontrolling interests	13,859	13,859
Stockholders’ deficit:
Preferred stock, $.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 59,400,000 shares authorized, 18,879,448 shares issued and outstanding at June 30, 2025; 18,643,587 shares issued and outstanding at March 31, 2025	19	18
Non-voting common stock, $.001 par value; 600,000 shares authorized, 508,475 shares issued and outstanding at June 30, 2025 and March 31, 2025	1	1
Additional paid-in capital	955,765	955,407
Accumulated deficit	(977,698)	(977,000)
Treasury stock, at cost; 176,494 shares at June 30, 2025 and 57,202 shares at March 31, 2025	(134)	(46)
Total stockholders’ deficit	(22,047)	(21,620)
Total liabilities, temporary equity and stockholders' deficit	$72,761	$74,864

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2025	2024
Revenue, net:
Product and accessories	$15,720	$5,423
Parts and service	7,938	7,837
Rentals	4,213	2,383
Total revenue, net	27,871	15,643
Cost of goods sold:
Product and accessories	14,518	5,998
Parts and service	3,759	3,445
Rentals	2,030	2,413
Total cost of goods sold	20,307	11,856
Gross profit	7,564	3,787
Operating expenses:
Research and development	814	548
Selling, general and administrative	6,921	6,783
Total operating expenses	7,735	7,331
Loss from operations	(171)	(3,544)
Other income	436	591
Interest income	53	2
Interest expense	(1,011)	(978)
Loss before provision for income taxes	(693)	(3,929)
Provision for income taxes	5	8
Net loss	(698)	(3,937)

Net loss per share of common stock and non-voting common stock—basic and diluted	$(0.04)	$(0.21)
Weighted average shares used to calculate basic and diluted net loss per common stock and non-voting common stock	19,366	19,049

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(698)	$(3,937)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	926	1,014
Amortization of financing costs and discounts	23	13
Paid-in-kind interest expense	493	924
Non-cash lease expense	821	979
Provision for credit loss expense	227	146
Inventory write-down	166	155
Provision (benefit) for warranty expenses	70	(81)
Stock-based compensation	349	57
Changes in operating assets and liabilities:
Accounts receivable	(4,170)	(809)
Inventories	253	262
Lease receivable	25	—
Prepaid expenses, other current assets and other assets	274	851
Accounts payable	2,356	4,171
Accrued expenses	124	(366)
Operating lease liability, net	(847)	(989)
Accrued salaries and wages and long-term liabilities	617	38
Accrued warranty reserve	(6)	(22)
Deferred revenue	(3,222)	626
Factory protection plan liability	623	(940)
Net cash provided by (used in) operating activities	(1,596)	2,092
Cash Flows from Investing Activities:
Expenditures for property, plant, equipment and rental assets	(126)	(149)
Net cash used in investing activities	(126)	(149)
Cash Flows from Financing Activities:
Acquisition of treasury stock	(134)	—
Repayment of finance lease obligations	(187)	(53)
Net cash used in financing activities	(321)	(53)
Net increase (decrease) in Cash	(2,043)	1,890
Cash, Beginning of Period	8,671	2,085
Cash, End of Period	$6,628	$3,975
Supplemental Disclosures of Cash Flow Information:
Interest	$479	$39
Income taxes	$14	$5
Supplemental Disclosures of Non-Cash Information:
Right-of-use assets obtained in exchange for operating lease obligations	$1,419	$—
Right-of-use assets obtained in exchange for finance lease obligations	$396	$—
Acquisition of treasury stock with accrued liabilities	$46	$—
Settlement of lease liabilities through accounts receivable	$210	$184
Operating lease modified to finance lease	$614	$—
Accounts payable negotiated in lease modification	$1,289	$—

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

PRESENTATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2025	2024
Net Loss	$(698)	$(3,937)
Interest Expense	1,011	978
Provision for income taxes	5	8
Depreciation	926	1,014
EBITDA	$1,244	$(1,937)

Stock-based compensation	349	57
Restructuring Expense	189	234
Financing Expense	55	35
Shareholder litigation	—	508
Extraordinary Legal Costs	(25)	170
Restatement & SEC Investigation Costs	337	1,666
Merger and Acquisition Activity	549	—
Adjusted EBITDA	$2,698	$733

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has presented Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon this metric. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the company’s economic performance year-over-year.

EBITDA is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation, restructuring, financing, shareholder litigation, non-recurring legal, restatement and SEC investigation expenses, and reorganization items. Restructuring expenses relate to the Chapter 11 bankruptcy filing and financing expenses related to the evaluation and negotiation of the Company’s senior indebtedness. Shareholder litigation expense resulting from the restatement of the Company’s financials and non-recurring legal expenses are one-time non-recurring legal fees. Restatement expenses are professional fees related to the restatement of the Company’s prior year financials. SEC investigation expenses relate to the costs arising from the restatement of the Company’s financials. Reorganization items represent adjustments occurring during the bankruptcy period.

Adjusted EBITDA is not a measure of the Company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the Company’s presentation of Adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the methods of calculation. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com